UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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QTS REALTY TRUST, INC.
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QTS Sales Force FAQ

1.	What was announced?

•	QTS announced that we have entered into an agreement to be acquired by Blackstone funds.

•	By joining forces with Blackstone, we will gain a partner with the consistent access to capital, resources and expertise to help drive the continued expansion of QTS.

•	With Blackstone’s support, we expect to expand the reach of our data center footprint and further differentiate our innovative solutions for new and existing customers.

•	We are confident that this is the right step for QTS’ future and will better position us to serve our valued customers.

2.	Who is Blackstone?

•	Blackstone is one of the leading investment firms in the world with deep expertise, valuable relationships, and a long, successful track record of building world class businesses, as well as premier real estate and technology portfolios.

•	We are pleased that Blackstone has decided to further its investment in the data center space by partnering with QTS, and we look forward to working closely together to build on our strong foundation.

•	Blackstone understands that data has never been more important to organizations around the world, and that QTS is well positioned for continued expansion to ensure our customers receive the tailored, secure and efficient solutions they have come to expect from QTS.

•	With Blackstone’s support, we expect to have the additional capital, resources and expertise to accelerate innovation and provide even more tailored and sophisticated solutions to our customers.

3.	How will this transaction benefit customers?

•	Through this transaction, we will gain a partner with the consistent access to capital, resources and expertise to help drive the continued expansion of QTS and position us to better serve our customers.

•	With Blackstone’s support, we expect to expand the reach of our data center footprint and further differentiate our innovative solutions for new and existing customers.

•	As we enter this new chapter for QTS, you can expect us to continue to provide the solutions and services you rely on, and maintain our customer-first approach that has made us the strategic partner that supports your digital transformation initiatives.

4.	Will there be any immediate changes for QTS customers as a result of this transaction? What should customers expect in the months ahead?

•	No. Until the transaction closes, which we expect to occur in the second half of 2021, QTS will remain an independent company.

•	This means we will continue to operate as usual and you will see no changes in the way we work with you. Our customers remain our top priority, and we are focused on making this transition as seamless as possible for you.

•	Even after closing, we don’t anticipate any changes to the way we operate or work with you, and you can expect to continue to work with the QTS team that supports your project. We expect this will be a seamless transition of ownership, creating exciting new opportunities to drive continued QTS’ growth without impacting our business relationships, culture or commitment to serving our customers.

•	Rest assured that, regardless of our change in ownership, one thing that will never change is our customer-first approach that has made us the strategic partner that supports your digital transformation initiatives.

•	We are committed to keeping you informed, and will continue to update you as appropriate as we work through this process.

5.	Will the transaction impact Federal customers?

•	Through this transaction, we will gain a partner with the consistent access to capital, resources expertise to help drive the continued expansion of QTS and position us to better serve our customers.

•	We do not expect this transaction to have any impact on the way we work with our Federal customers and we are confident that, with Blackstone’s support, we will be able to provide you with even more innovative solutions.

•	As we enter this new chapter for QTS, you can expect us to continue to provide the solutions and services you rely on, and maintain our customer-first approach that has made us the strategic partner that supports your digital transformation initiatives.

6.	What does this mean for NL datacenters / clients?

•	We do not expect any changes to our relationship as a result of this transaction.

•	Importantly, until the transaction closes, which we expect to occur in the second half of 2021, QTS will remain an independent company.

•	This means we will continue to operate as usual and you will see no changes in the way we work with you.

•	Our customers remain our top priority, and we are focused on making this a seamless process for you.

7.	What does this mean for QTS’ strategy in the U.S. and globally? Given potential private equity ownership of QTS, is QTS going to change the way it operates?

•	This transaction is about a change in ownership, not a change in strategy. Following the close of the transaction, we expect to operate much as we do today.

•	Blackstone understands that data has never been more important to organizations around the world, and that QTS is well positioned for continued expansion to ensure our customers receive the tailored, secure and efficient solutions they have come to expect from QTS.

•	Blackstone is excited about the opportunities ahead for QTS and is committed to providing us with consistent access to capital, resources and expertise to increase investments in our platform and build on our strong foundation.

•	With Blackstone’s support, we expect to expand the reach of our data center footprint and further differentiate our innovative solutions for new and existing customers.

8.	What is Blackstone’s strategy in the data center market?

•	Blackstone understands that data has never been more important to organizations around the world. Blackstone is excited about the data center industry, and we are pleased that they have decided to partner with us to further their investment in their portfolio.

•	Blackstone also recognizes that QTS is well positioned for continued growth, and is focused on helping us expand the reach of our data center footprint and further differentiate our innovative solutions for new and existing customers.

•	With Blackstone’s support, we expect to have the financial flexibility to support our strategic priorities and drive future growth.

9.	Will there be any changes to customer contracts or pricing as a result of this announcement?

•	We do not expect any changes to current contracts or pricing as a result of this transaction.

•	Importantly, until the transaction closes, which we expect to occur in the second half of 2021, QTS will remain an independent company.

•	This means we will continue to operate as usual and you will see no changes in the way we work with you.

•	Our customers remain our top priority, and we are focused on making this a seamless process for you.

10.	Will there be any changes to the solutions or services that you offer?

•	Until the transaction closes, which we expect to occur in the second half of 2021, it is business as usual at QTS.

•	This means that you should see no changes in the way we work with you, and we will continue to offer the same services and solutions that you rely on to support your digital transformation initiatives.

•	Our customers remain our top priority, and we are focused on making this a seamless process for you.

11.	Will my point of contact at QTS change?

•	You should continue to reach out to your normal QTS contact.

•	We are focused on making this process as seamless for you as possible, and we will continue to keep you informed as appropriate as we work through this process.

12.	Where can I find additional information?

•	We will keep you updated on important milestones as we progress throughout the process. As always, if you have any questions, please reach out to your usual QTS contact.

•	Thank you for your continued support.

Additional Information and Where to Find It

In connection with the proposed transaction, QTS intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, QTS intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF QTS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QTS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by QTS with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at QTS’ website at www.qtsdatacenters.com or by writing to QTS Realty Trust, Inc., Attn: Investor Relations, 12851 Foster Street, Overland Park, KS 66213.

QTS and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from QTS’ stockholders with respect to the proposed transaction. Information about QTS’ directors and executive officers and their ownership of QTS securities is set forth in QTS’ proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 18, 2021. To the extent holdings of QTS’ securities by directors and executive officers have changed since the amounts disclosed in QTS’ proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing QTS’ website at www.qtsdatacenters.com. Additional information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this communication constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events, or trends, expected benefits of the transaction or statements about future performance and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this communication reflect QTS’ current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of QTS to obtain stockholder approval required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against QTS, its directors and others related to the proposed transaction; adverse economic or real estate developments in QTS’ markets or the technology industry; global, national and local economic conditions; risks related to QTS’ international operations; risks related to the COVID-19 pandemic, including adverse impacts on the economy and our and our customers’ business; significant increases in construction and development costs; the increasingly competitive environment in which QTS operates; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; dependence on third parties to provide Internet, telecommunications and network connectivity to QTS’ data centers; QTS’ failure to qualify and maintain its qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in QTS’ current and any future joint venture investments, such as lack of sole decision-making authority and reliance on QTS’ partners’ financial condition.

While forward-looking statements reflect QTS’ good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. QTS disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause QTS’ future results or events to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in QTS’ Annual Report on Form 10-K for the year ended December 31, 2020 and in the other periodic reports QTS files with the SEC.